Exhibit 99.1

LNB Bancorp, Inc. Reports Third Quarter 2014 Results

  Net Income Available to Common Shareholders of $2.1 million, a 48% year-over-year increase
  Loans increased by $15.1 million or 6.7% annualized during the quarter
  Improved asset quality and lower net charge-offs resulted in a reduced provision for loan losses
  36% increase in noninterest income from higher gains on sale of loans and improved trust income

LORAIN, Ohio--(BUSINESS WIRE)--October 29, 2014--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the third quarter 2014. Net income available to common shareholders for the quarter ending September 30, 2014 was $2.1 million, or $0.22 per common share, compared to $1.4 million, or $0.15 per common share, for the third quarter 2013, an increase of 48%, or 47% on a per common share basis. For the nine months ended September 30, 2014, net income available to common shareholders was $5.7 million, or $0.59 per common share, compared to $4.0 million, or $0.44 per common share for the year ago period. This represents an increase in net income available to common shareholders of $1.7 million, or 43%, and $0.15, or 34%, per common share.

Loan balances at September 30, 2014 increased by $31 million compared to the third quarter of 2013, led by the consumer and commercial loan portfolios. Loan balances grew by $15.1 million for the three month period ended September 30, 2014 compared to the second quarter of 2014 (linked quarter), resulting in an annualized growth rate of 6.7%.

The Company continued to make progress on improving credit quality as non-performing assets for the third quarter declined $7 million as compared to the same quarter in 2013. The ratio of non-performing assets to total assets at September 30, 2014, was 1.53%, down from 2.14% at September 30, 2013.

“Overall, we are very pleased with the third quarter results. We’ve seen solid loan growth and improvement in credit quality continued, reducing charge-offs and the provision for loan losses,” stated Daniel E. Klimas, president and chief executive officer.

Noninterest income was $3.4 million for the third quarter of 2014 compared to $2.5 million for the prior-year third quarter. This year-over-year increase was driven primarily by gains on the sale of SBA (Small Business Administration) and consumer loans and an increase in Trust Department revenues, which more than offset the decline in gains on the sale of mortgage loans and lower deposit and service charge fees.

Gain on the sale of loans was $1.1 million for the quarter, compared to $374,000 for the third quarter of 2013. This increase is primarily due to the gain on the sale of SBA loans as this initiative continued to contribute nicely to the Company’s operating performance.

The provision for loan losses was $720,000 in the third quarter of 2014, down $230,000, or 24%, from the 2013 third quarter, reflecting the Company’s improvement in credit quality and covering slightly more than net charge-offs for the quarter. Net charge-offs were $718,000 for the third quarter of 2014, or 0.31% of average loans (annualized), compared to $974,000, or 0.44% of average loans (annualized), in the third quarter of 2013. The allowance for loan losses was $17.4 million, or 1.89% of total loans, at September 30, 2014 compared with $17.8 million, or 2.00% of total loans, at September 30, 2013. The allowance for loan losses coverage of nonperforming loans at the end of the third quarter improved to 96% from 71% at the end of the same quarter a year ago. “The credit quality indicators continued to improve, resulting in a lower provision this past quarter,” stated Klimas.

Noninterest expense was $8.8 million for the third quarter of 2014 compared with $8.3 million for the third quarter of 2013, an increase of 6.0%. Salaries and benefits costs were higher due to additions of staff in revenue producing areas. Noninterest expense for the first nine months of 2014 totaled $26.5 million, a $271,000 decrease from the same period a year ago.

The Company continued to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 12.34%, Tier 1 leverage ratio of 9.01% and tangible common equity to tangible assets ratio of 7.47% at September 30, 2014.

Total assets at September 30, 2014 were $1.24 billion, up $31 million, or 2.5%, from September 30, 2013. Total deposits at September 30, 2014 were $1.06 billion, up $25 million, or 2.4%, from September 30, 2013.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, any capital-raising or acquisition activities of the Company; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At September 30, 2014	At December 31, 2013
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$29,804	$36,717
Federal funds sold and interest bearing deposits in banks	6,363	15,555
Cash and cash equivalents	36,167	52,272
Securities Available for sale, at fair value	218,847	216,122
Total securities	218,847	216,122
Restricted stock	5,741	5,741
Loans held for sale	1,497	4,483
Loans:
Portfolio loans	922,514	902,299
Allowance for loan losses	(17,432)	(17,505)
Net loans	905,082	884,794
Bank premises and equipment, net	8,831	8,198
Other real estate owned	745	579
Bank owned life insurance	19,876	19,362
Goodwill, net	21,582	21,582
Intangible assets, net	356	457
Accrued interest receivable	3,714	3,621
Other assets	18,661	13,046
Total Assets	$1,241,099	$1,230,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$153,952	$148,961
Savings, money market and interest-bearing demand	451,150	393,778
Certificates of deposit	451,682	502,850
Total deposits	1,056,784	1,045,589
Short-term borrowings	2,674	4,576
Federal Home Loan Bank advances	46,867	46,708
Junior subordinated debentures	16,238	16,238
Accrued interest payable	674	789
Accrued taxes, expenses and other liabilities	4,797	4,901
Total Liabilities	1,128,034	1,118,801
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at September 30, 2014 and December 31, 2013.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, no shares were issued at September 30, 2014 and 7,689 shares authorized and issued at December 31, 2013	-	7,689
Discount on Series B preferred stock	-	(19)
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,002,139 at September 30, 2014 and 10,001,717 at December 31, 2013	10,002	10,002
Additional paid-in capital	51,336	51,098
Retained earnings	59,356	53,966
Accumulated other comprehensive income (loss)	(1,452)	(5,188)
Treasury shares at cost, 336,745 shares at September 30, 2014 and 328,194 at December 31, 2013	(6,177)	(6,092)
Total Shareholders' Equity	113,065	111,456
Total Liabilities and Shareholders' Equity	$1,241,099	$1,230,257

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$8,960	$8,973	$27,076	$27,291
Securities:
U.S. Government agencies and corporations	1,007	908	3,075	2,616
State and political subdivisions	311	301	924	887
Other debt and equity securities	66	115	250	337
Federal funds sold and short-term investments	6	7	30	23
Total interest income	10,350	10,304	31,355	31,154

Interest Expense
Deposits	1,026	1,200	3,131	3,685
Federal Home Loan Bank advances	158	158	470	469
Short-term borrowings	20	-	73	1
Junior subordinated debenture	170	171	508	511
Total interest expense	1,374	1,529	4,182	4,666
Net Interest Income	8,976	8,775	27,173	26,488
Provision for Loan Losses	720	950	2,513	3,350
Net interest income after provision for loan losses	8,256	7,825	24,660	23,138

Noninterest Income
Investment and trust services	425	363	1,281	1,178
Deposit service charges	850	923	2,469	2,608
Other service charges and fees	771	820	2,262	2,459
Income from bank owned life insurance	172	174	514	512
Other income	71	(218)	328	335
Total fees and other income	2,289	2,062	6,854	7,092
Securities gains (losses), net	-	-	(5)	178
Gains on sale of loans	1,056	374	2,649	1,617
Gains (loss) on sale of other assets, net	16	30	26	(17)
Total noninterest income	3,361	2,466	9,524	8,870

Noninterest Expense
Salaries and employee benefits	4,649	4,200	13,754	13,451
Furniture and equipment	1,200	1,076	3,525	3,159
Net occupancy	568	564	1,784	1,701
Professional fees	421	337	1,341	1,413
Marketing and public relations	333	300	1,123	938
Supplies, postage and freight	243	228	675	809
Telecommunications	164	164	477	501
Ohio Franchise tax	224	304	671	914
Intangible asset amortization	34	-	101	102
FDIC assessments	255	293	788	773
Other real estate owned	5	155	66	280
Loan and collection expense	331	268	1,001	1,030
Other expense	391	412	1,169	1,133
Total noninterest expense	8,818	8,301	26,475	26,204
Income before income tax expense	2,799	1,990	7,709	5,804
Income tax expense	713	471	1,994	1,349

Net Income	$2,086	$1,519	$5,715	$4,455
Dividends and accretion on preferred stock	-	109	35	483
Net Income Available to Common Shareholders	$2,086	$1,410	$5,680	$3,972

Net Income Per Common Share
Basic	$0.22	$0.15	$0.59	$0.44
Diluted	0.22	0.15	0.59	0.44
Dividends declared	0.01	0.01	0.03	0.03
Average Common Shares Outstanding
Basic	9,626,536	9,213,170	9,622,737	8,840,945
Diluted	9,659,593	9,225,462	9,637,356	8,850,129

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended					Nine Months Ended
END OF PERIOD BALANCES	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
Cash and Cash Equivalents	$36,167	$47,795	$68,241	$52,272	$47,090	$36,167	$47,090
Securities	218,847	219,422	217,510	216,122	215,290	218,847	215,290
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	1,497	2,856	1,811	4,483	2,110	1,497	2,110
Portfolio loans	922,514	907,365	910,189	902,299	891,300	922,514	891,300
Allowance for loan losses	17,432	17,430	17,497	17,505	17,791	17,432	17,791
Net loans	905,082	889,935	892,692	884,794	873,509	905,082	873,509
Other assets	73,765	71,093	69,398	66,845	66,762	73,765	66,762
Total assets	$1,241,099	$1,236,842	$1,255,393	$1,230,257	$1,210,502	$1,241,099	$1,210,502
Total deposits	1,056,784	1,048,938	1,076,851	1,045,589	1,032,245	1,056,784	1,032,245
Other borrowings	65,779	66,413	66,723	67,522	64,539	65,779	64,539
Other liabilities	5,471	11,003	4,705	5,690	5,757	5,471	5,757
Total liabilities	1,128,034	1,126,354	1,148,279	1,118,801	1,102,541	1,128,034	1,102,541
Total shareholders' equity	113,065	110,488	107,114	111,456	107,961	113,065	107,961
Total liabilities and shareholders' equity	$1,241,099	$1,236,842	$1,255,393	$1,230,257	$1,210,502	$1,241,099	$1,210,502

AVERAGE BALANCES
Assets:
Total assets	$1,228,769	$1,236,203	$1,234,380	$1,221,830	$1,213,502	$1,233,096	$1,214,339
Earning assets*	1,151,577	1,154,063	1,150,500	1,137,943	1,130,695	1,152,051	1,130,682
Securities	217,791	223,198	217,753	214,860	222,229	219,581	218,900
Portfolio loans	915,773	907,851	906,843	899,899	883,321	910,188	883,565
Liabilities and shareholders' equity:							-
Total deposits	$1,044,021	$1,056,144	$1,055,980	$1,041,763	$1,036,149	$1,052,004	$1,035,760
Interest bearing deposits	883,713	905,838	910,340	891,589	896,937	899,866	896,997
Interest bearing liabilities	951,142	972,784	978,073	956,866	961,636	967,234	961,554
Total shareholders' equity	111,394	108,624	106,681	109,814	108,025	108,917	109,678

INCOME STATEMENT
Total Interest Income	$10,350	$10,612	$10,393	$10,525	$10,304	$31,355	$31,154
Total Interest Expense	1,374	1,376	1,432	1,490	1,529	4,182	4,666
Net interest income	8,976	9,236	8,961	9,035	8,775	27,173	26,488
Provision for loan losses	720	893	900	1,025	950	2,513	3,350
Other income	2,289	2,322	2,243	2,524	2,062	6,854	7,092
Net gain on sale of assets	1,072	929	669	732	404	2,670	1,778
Noninterest expense	8,818	8,798	8,859	8,983	8,301	26,475	26,204
Income before income taxes	2,799	2,796	2,114	2,283	1,990	7,709	5,804
Income tax expense	713	773	508	577	471	1,994	1,349
Net income	2,086	2,023	1,606	1,706	1,519	5,715	4,455
Preferred stock dividend and accretion	-	-	35	163	109	35	483
Net income available to common shareholders	$2,086	$2,023	$1,571	$1,543	$1,410	$5,680	$3,972
Common cash dividend declared and paid	$97	$97	$97	$93	$93	$290	$265

Net interest income-FTE (1)	$9,135	$9,396	$9,117	$9,192	$8,934	$27,646	$26,962
Total Operating Revenue (4)	$12,496	$12,647	$12,029	$12,448	$11,400	$37,170	$35,832

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2014	2014	2014	2013	2013	2014	2013
PER SHARE DATA
Basic net income per common share	$0.22	$0.21	$0.16	$0.16	$0.15	$0.59	$0.44
Diluted net income per common share	0.22	0.21	0.16	0.16	0.15	0.59	0.44
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	0.03	0.03
Book value per common shares outstanding	11.70	11.43	11.08	10.73	10.62	11.70	10.62
Tangible book value per common shares outstanding**	9.43	9.16	8.81	8.45	8.25	9.43	8.25
Period-end common share market value	14.29	12.18	11.42	10.03	9.40	14.29	9.40
Market as a % of tangible book	151.57%	132.97%	129.69%	118.69%	113.93%	151.57%	113.93%
Basic average common shares outstanding	9,626,536	9,664,972	9,668,297	9,379,355	9,213,170	9,622,737	8,840,945
Diluted average common shares outstanding	9,659,593	9,682,444	9,705,432	9,404,651	9,225,462	9,637,356	8,850,129
Common shares outstanding	9,665,394	9,664,972	9,664,972	9,673,523	9,303,702	9,665,394	9,303,702

KEY RATIOS
Return on average assets (ROA) (2)	0.67%	0.66%	0.53%	0.55%	0.50%	0.62%	0.49%
Return on average common equity (ROE) (2)	7.43%	7.47%	6.11%	6.16%	5.58%	7.02%	5.43%
Efficiency ratio	70.57%	69.57%	73.65%	72.16%	72.82%	71.23%	73.13%
Noninterest expense to average assets (2)	2.85%	2.85%	2.91%	2.92%	2.71%	2.87%	2.89%
Net interest margin (FTE) (1)	3.15%	3.27%	3.21%	3.20%	3.13%	3.21%	3.19%
Common stock dividend payout ratio	4.63%	4.79%	6.18%	6.10%	6.54%	5.08%	6.83%
Common stock market capitalization	$138,118	$117,719	$110,374	$97,025	$87,455	$138,118	$87,455

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,430	$17,497	$17,505	$17,791	$17,815	17,505	17,637
Provision for loan losses	720	893	900	1,025	950	2,513	3,350
Charge-offs	856	1,033	998	1,570	1,354	2,888	4,449
Recoveries	138	73	90	259	380	302	1,253
Net charge-offs	718	960	908	1,311	974	2,586	3,196
Allowance for loan losses, end of period	$17,432	$17,430	$17,497	$17,505	$17,791	$17,432	$17,791

Nonperforming Assets
Nonperforming loans	$18,193	$19,907	$20,918	$21,986	$24,976	$18,193	$24,976
Other real estate owned	745	1,016	979	579	951	745	951
Total nonperforming assets	$18,938	$20,923	$21,897	$22,565	$25,927	$18,938	$25,927

Ratios
Total nonperforming loans to total loans	1.97%	2.19%	2.30%	2.44%	2.80%	1.97%	2.80%
Total nonperforming assets to total assets	1.53%	1.69%	1.74%	1.83%	2.14%	1.53%	2.14%
Net charge-offs to average loans (2)	0.31%	0.42%	0.41%	0.58%	0.44%	0.38%	0.48%
Provision for loan losses to average loans (2)	0.31%	0.39%	0.40%	0.45%	0.43%	0.37%	0.51%
Allowance for loan losses to portfolio loans	1.89%	1.92%	1.92%	1.94%	2.00%	1.89%	2.00%
Allowance to nonperforming loans	95.82%	87.56%	83.65%	79.62%	71.23%	95.82%	71.23%
Allowance to nonperforming assets	92.05%	83.31%	79.91%	77.58%	68.62%	92.05%	68.62%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	7.47%	7.29%	6.90%	6.77%	6.46%	7.47%	6.46%
Average equity to assets	9.07%	8.79%	8.64%	8.99%	8.90%	8.83%	9.03%
Average equity to loans	12.16%	11.96%	11.76%	12.20%	12.23%	11.97%	12.41%
Average loans to deposits	87.72%	85.96%	85.88%	86.38%	85.25%	86.52%	85.31%
Tier 1 leverage ratio (3)	9.01%	8.77%	8.61%	9.22%	8.95%	9.01%	8.95%
Tier 1 risk-based capital ratio (3)	11.09%	11.17%	10.90%	11.63%	12.40%	11.09%	12.40%
Total risk-based capital ratio (3)	12.34%	12.43%	12.15%	12.89%	12.65%	12.34%	12.65%

(1)	FTE -- fully tax equivalent at 34% tax rate
(2)	Annualized
(3)	9-30-14 ratio is estimated.
(4)	Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
*	Earning Assets includes Loans Held for Sale
**	Non-GAAP measures.

**Non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures. The Corporations use of these non-GAAP financial measures, includes the period-end tangible common equity to assets ratio, in their analysis of the company's performance. Period-end tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from total stockholders' equity. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Corporation. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Corporation’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126